Exhibit 99.3

Reconciliation of non-GAAP measures used in the July 29, 2010 conference call:

	Three months ended March 31, 2010	Three months ended June 30, 2010
	(in thousands, except per share figures)

Net Income Attributable to Diluted Common Shares, as reported	$39,061	$54,147

Adjustments:
Impairment charge to reduce the carrying value of The Performer to its fair value	5,200	—
ROV operating income related to an insurance claim for a lost system	—	(3,500)
Other income consisting of a termination fee earned as a stalking horse bidder in an asset auction	—	(2,100)
Interest expense incurred to terminate an interest rate hedge	—	2,900

Pre tax total of adjustments	5,200	(2,700)
Income tax effect at incremental rate of 35%	(1,820)	945

Total adjustments, after income taxes	3,380	(1,755)

Net Income Attributable to Diluted Common Shares, as adjusted	$42,441	$52,392

Weighted Average Number of Diluted Common Shares	55,224	55,185

Earnings per share, as adjusted	$0.77	$0.95

Earnings per share, as reported	$0.71	$0.98

Change as referenced in the conference call transcript	$(0.06)	$0.03